Exhibit 23.1


                        INDEPENDENT AUDITORS' REPORT



To the Stockholders and Board of Directors of Noodle Kidoodle, Inc. (formerly Greenman Bros. Inc.)

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.



/s/ JANOVER RUBINROIT, LLC
JANOVER RUBINROIT, LLC

New York, New York
December 13, 1995